United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: November 17, 2004

Commission File Number: 000-28767

Gaofeng Gold Corp.
(Formerly Anza Innovations, Inc.)

Nevada                                           88-0403070
(Jurisdiction of Incorporation)           (I.R.S. Employer Identification No.)

27 Oakmont Drive, Rancho Mirage, CA                          92270
       (Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:        (760) 831-0715

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

On November 4, 2004, at a meeting of the Board of Directors, Chief Executive Officer Gary Campbell and President Frank C. Mashburn accepted the resignations of Karl Harz, Albert Cook, and Stewart Irvine as members of the Board of Directors. The resignations were based upon potential conflicts with other businesses not related to the Issuer.

Mr. Campbell and Mr. Mashburn then appointed Khanh C. Tran, Esq. as Sole Officer and Director of the company, until such time a suitable Board can be appointed. Upon appointing Mr. Tran, Mr. Campbell and Mr. Mashburn then resigned. Mr. Tran will serve as Interim President of the Issuer.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Gaofeng Gold Corp.
by
Dated: November 17, 2004

/s/Khanh C. Tran
Khanh C. Tran
Sole Officer & Director

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